UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2024

Ares Industrial Real Estate Income Trust Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-56032	47-1592886
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Tabor Center,

1200 Seventeenth Street, Suite 2900

Denver, CO 80202

(Address of principal executive offices)

(303) 228-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry into a Material Definitive Agreement.

Amended and Restated Advisory Agreement (2024)

Renewal of Advisory Agreement

Ares Industrial Real Estate Income Trust Inc. (referred to herein as the “Company,” “we,” “our,” or “us”), AIREIT Operating Partnership LP, the Company’s operating partnership (the “Operating Partnership”) and Ares Commercial Real Estate Management LLC, the Company’s advisor (the “Advisor”), previously entered into that certain Amended and Restated Advisory Agreement (2023), effective as of April 30, 2023 (the “2023 Advisory Agreement”). The term of the 2023 Advisory Agreement continued through April 30, 2024, subject to renewal for an unlimited number of one-year periods. The Company, the Operating Partnership and the Advisor renewed the 2023 Advisory Agreement on substantially the same terms through April 30, 2025, by entering into the Amended and Restated Advisory Agreement (2024) (the “2024 Advisory Agreement”), effective as of April 30, 2024. The 2024 Advisory Agreement clarifies the descriptions of certain services that will continue to be provided by the Advisor and certain expenses for which the Advisor may continue to be reimbursed.

The foregoing description is qualified in its entirety by reference to the full text of the 2024 Advisory Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1*

Amended and Restated Advisory Agreement (2024), dated as of April 30, 2024, by and among Ares Industrial Real Estate Income Trust Inc., AIREIT Operating Partnership LP and Ares Commercial Real Estate Management LLC.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ARES INDUSTRIAL REAL ESTATE INCOME TRUST INC.

May 3, 2024	By:	/s/ SCOTT A. SEAGER
Name: Scott A. Seager
Title: Managing Director, Chief Financial Officer and Treasurer

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